                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

                           ABGENIX, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                 ABGENIX, INC.
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 23, 2000

TO THE STOCKHOLDERS OF ABGENIX, INC.:

    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of
Abgenix, Inc., a Delaware corporation (the "Company"), will be held on the 23rd day of August, 2000 at 1:00 p.m. local time at the Company's principal executive offices located at 7601 Dumbarton Circle, Fremont, California 94555, for the following purposes:

    1. To approve and adopt an amendment to the Abgenix, Inc. Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of the Corporation's common stock, par value $0.0001 per share ("Common Stock"), from One Hundred Million (100,000,000) to Two Hundred Twenty Million (220,000,000).

    2. The transaction of such other business as may properly be brought before the meeting.

    The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

    The Board of Directors has fixed the close of business on July 14, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at this Special Meeting of Stockholders and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors
                                          --------------------------------------
                                          R. SCOTT GREER
                                          Chairman and Chief Executive Officer
                                          Fremont, California
                                                , 2000

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                 ABGENIX, INC.
                                PROXY STATEMENT
                      FOR SPECIAL MEETING OF STOCKHOLDERS
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors (the "Board" or "Board of Directors") of Abgenix, Inc., a Delaware corporation ("Abgenix" or the "Company"), for use at the Special Meeting of Stockholders to be held on the 23rd day of August, 2000, at 1:00 p.m. local time (the "Special Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at the Company's principal executive offices located at 7601 Dumbarton Circle, Fremont, California 94555. The Company intends to mail this proxy statement and accompanying proxy card on or about July 27, 2000, to all stockholders entitled to vote at the Special Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, a third-party proxy solicitor. No additional compensation will be paid to directors, officers or other regular employees for such services, but a third-party proxy solicitor will be paid its customary fee, estimated to be about $8,500, if it renders solicitation services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on July 14, 2000 will be entitled to notice of and to vote at the Special Meeting. At the close of business on July 10, 2000 the Company had outstanding and entitled to vote 81,139,836 shares of Common Stock.

    Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. A "broker non-vote" occurs if a broker indicates on the enclosed proxy or its substitute that it does not have discretionary voting authority as to certain shares to vote on a particular matter. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. With respect to Proposal 1, abstentions and broker non-votes will have the same effect as negative votes. With respect to any other proposals which may arise at the Special Meeting, broker non-votes may be counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive offices, 7601 Dumbarton Circle, Fremont, California 94555, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

                                   PROPOSAL 1
             APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF
                                  COMMON STOCK

    The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the Company's authorized number of shares of Common Stock from 100,000,000 shares to 220,000,000 shares, attached hereto as EXHIBIT A.

    The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

    In addition to the 81,139,836 shares of Common Stock outstanding at July 10, 2000, the Board of Directors has reserved 15,056,764 shares for issuance upon exercise of options and rights granted or available under the Company's stock option and stock purchase plans, and up to 100,000 shares of Common Stock which may be issued pursuant to a license agreement. Furthermore, Abgenix stockholders recently approved an amendment to increase the Company's number of authorized shares from 50,000,000 to 100,000,000 at the Annual Meeting of Stockholders in May, 2000. The amendment was filed and became effective on June 6, 2000.

    The Board of Directors has now re-evaluated the Company's financial needs and has determined that to have the flexibility necessary to use the Company's capital stock for future attractive business and financial purposes, the number of authorized shares of Common Stock should be increased to 220,000,000 shares. Presently, the Board of Directors has no definite plans to issue the additional shares. However, upon stockholder approval of this proposed amendment, the additional shares might be used, without any further stockholder approval, for various purposes including, without limitation, stock dividends, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the Company's business or product lines through the acquisition of other businesses or products. To this end, the Company periodically enters into negotiations regarding potential acquisitions of other businesses. At this time, the Company has not entered into any binding agreements regarding business or product acquisitions.

    The additional shares of Common Stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of this Proposal 1 could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

    The affirmative vote of the holders of a majority of the shares of the Common Stock, will be required to approve this amendment to the Company's Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 1.
                         TRANSACTION OF OTHER BUSINESS

    The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Company's Common Stock as of July 10, 2000 by: (i) each director of the Corporation; (ii) each of the most highly compensated executive officers whose total cash compensation exceeded $100,000 during the Corporation's last completed fiscal year; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                  BENEFICIAL OWNERSHIP (1)
                                                              --------------------------------
                                                                NUMBER OF
BENEFICIAL OWNER                                                 SHARES       PERCENT OF TOTAL
----------------                                              -------------   ----------------
Cell Genesys ...............................................    9,704,136           11.96
  342 Lakeside Drive
  Foster City, CA 94404
Janus Capital Corporation (2) ..............................    9,604,780           11.84
  100 Fillmore Street
  Denver, CO 80206-4923
FMR Corp. (3) ..............................................    5,838,400             7.2
  82 Devonshire Street
  Boston, MA 02109
Joseph E. Maroun (4)........................................      831,859            1.02
Stephen A. Sherwin, M.D. (5)................................   10,084,527           12.37
Raju S. Kucherlapati, Ph.D. (6).............................      311,475               *
M. Kathleen Behrens, Ph.D. (7)..............................      252,856               *
R. Scott Greer (8)..........................................      742,131               *
C. Geoffrey Davis, Ph.D. (9)................................      219,743               *
Raymond M. Withy, Ph.D. (10)................................      198,725               *
Kurt W. Leutzinger (11).....................................      143,113               *
Gisela M. Schwab............................................        3,368               *
Mark B. Logan (12)..........................................      158,800               *
All directors and executive officers as a group (10 persons)      958,006           15.52
  (13)......................................................

------------------------

*   Represents beneficial ownership of less than one percent of the Common
    Stock.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedule 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 81,139,836 shares outstanding on July 10, 2000, adjusted as required by rules promulgated by the SEC.

(2) In a filing on Schedule 13G, dated April 10, 2000, Janus Capital Corporation ("Janus"), a registered investment advisor, reported that it is the beneficial owner of 2,401,195 shares as a result of acting as investment advisor to various managed portfolios.

(3) In a filing on Schedule 13G, dated February 11, 2000, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and a registered investment adviser reported that it is the beneficial owner of 1,439,500 shares as a result of acting as investment adviser to various registered investment companies (the "Funds"). The ownership of one Fund, Fidelity Growth Company Fund, amounted to 1,182,600 shares. Edward C. Johnson 3d, Chairman of FMR Corp., and FMR Corp., through its control of Fidelity, and the Funds each has sole power to dispose of the 1,439,500 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank, is the beneficial owner of 11,100 shares as a result of its service as investment manager to certain institutional accounts. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 11,100 shares and sole power to vote or to direct the voting of 11,100 shares owned by such institutional accounts. Fidelity International Limited and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional accounts. Fidelity International Limited is the beneficial owner of 9,000 shares.

(4) Includes 216,475 shares issuable upon exercise of options exercisable within 60 days of July 10, 2000.

(5) Includes the 9,704,136 shares beneficially owned by Cell Genesys (the "CG Shares"). Also includes 380,391 shares issuable upon exercise of options exercisable within 60 days of July 10, 2000. Dr. Sherwin is an officer, director and beneficial stockholder of Cell Genesys. As such, he may be deemed to have voting and dispositive power over the CG Shares. However, Dr. Sherwin disclaims beneficial ownership of the CG Shares except to the extent of his pro rata pecuniary interest therein based upon his beneficial ownership of the capital stock of Cell Genesys.

(6) Includes 271,475 shares issuable upon exercise of options exercisable within 60 days of July 10, 2000.

(7) Includes 142,500 shares issuable upon exercise of options exercisable within 60 days of July 10, 2000.

(8) Includes 651,021 shares issuable upon exercise of options exercisable within 60 days of July 10, 2000.

(9) Includes 219,743 shares issuable upon exercise of options exercisable within 60 days of July 10, 2000.

(10) Includes 123,079 shares issuable upon exercise of options exercisable within 60 days of July 10, 2000.

(11) Includes 120,971 shares issuable upon exercise of options exercisable within 60 days of July 10, 2000.

(12) Includes 158,800 shares issuable upon exercise of options exercisable within 60 days of July 10, 2000.

(13) Includes 2,284,455 shares issuable upon exercise of options exercisable within 60 days of July 10, 2000.

                              CERTAIN TRANSACTIONS

    On April 21, 1995, C. Geoffrey Davis, Ph.D. our Vice President, Research, and Cell Genesys entered into a relocation loan agreement pursuant to which Cell Genesys loaned $30,000 to Dr. Davis in exchange for a promissory note secured by a deed of trust. No interest accrues on the loan until January 1, 2000. In
June 1996, Cell Genesys assigned its rights under the promissory note to Abgenix. As of July 10, 2000, the outstanding principal balance was $30,000.

    On August 26, 1997, Kurt W. Leutzinger received a $25,000 loan from Abgenix to assist with relocation expenses. The $25,000 loan, which was evidenced by a full recourse promissory note, was forgiven in July 1998 when Mr. Leutzinger completed 12 months of employment with Abgenix. On February 27, 1998, Mr. Leutzinger and Abgenix entered into a relocation loan agreement pursuant to which Abgenix loaned $100,000 to Mr. Leutzinger in exchange for a promissory note secured by a deed of trust. No interest accrues on the loan until June 30, 2003. As of July 10, 2000, the outstanding principal balance of the promissory note was $100,000.

    The Board of Directors approved Gisela M. Schwab's compensation package which includes a $100,000 loan to assist with relocation expenses in exchange for a promissory note secured by a deed of trust. No interest will accrue on the loan for the first five years. As of July 10, 2000, the outstanding principal balance of this promissory note was $100,000.

    The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

                                 OTHER MATTERS

STOCKHOLDER PROPOSALS

    The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2001 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 5, 2000. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so no later than February 4, 2001.

INCORPORATION BY REFERENCE

    The Corporation incorporates by reference information set forth in the Annual Report on Form 10-K405 of the Corporation for the fiscal year ended December 31, 1999 and the Quarterly Report on Form 10-Q of the Corporation for the period ended March 31, 2000. The Corporation will provide, without charge, to each stockholder, upon such stockholder's written or oral request, the aforementioned documents by first class mail or other equally prompt means within one business day of receipt of such request.

    Requests for such documents should be directed to:

                                 ABGENIX, INC.
                7601 Dumbarton Circle, Fremont, California 94555
                                   Telephone:
                                   Attention:

                                          By Order of the Board of Directors
                                          --------------------------------------
                                          Kurt Leutzinger
                                          Corporate Secretary
                                          Fremont, California
                                          July   , 2000

                                   EXHIBIT A
                           AMENDMENT TO ARTICLE IV OF
    THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ABGENIX, INC.,
                             A DELAWARE CORPORATION

    The first paragraph of Article IV of the Amended and Restated Certificate of Incorporation be amended and restated to read in full as follows:

    "This Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock. The total number of shares which the Corporation is authorized to issue is two hundred twenty-five million (225,000,000) shares. Two hundred twenty million (220,000,000) shares shall be Common Stock, each having a par value of $0.0001. Five million (5,000,000) shares shall be Preferred Stock, each having a par value of $0.0001."

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                                  ABGENIX, INC.
                                     PROXY

                     PROXY SOLICITED BY BOARD OF DIRECTORS
                      FOR SPECIAL MEETING OF STOCKHOLDERS
                                  AUGUST 23, 2000

   The undersigned, revoking all prior proxies, hereby appoints R. Scott
Greer and Kurt W. Leutzinger, and either of them, as proxy or proxies, with full power of substitution and revocation, to vote all shares of common stock of Abgenix, Inc. (the "Company") of record in the name of the undersigned at the close of business on July 14, 2000, at the Special Meeting of Stockholders (the "Special Meeting") to be held on the 23rd day of August, 2000, or at any adjournment thereof, upon the following matters:

-------------------------------------------------------------------------------
                            -  FOLD AND DETACH HERE  -

-------------------------------------------------------------------------------
                                                             Please mark
                                                             your votes as   /X/
                                                             indicated in
                                                             this example


                                                  FOR     AGAINST    ABSTAIN

1. To approve an amendment to the Company's       / /       / /         / /
   Amended and Restated Certificate of
   Incorporation to increase the authorized
   number of shares of Common Stock from
   100,000,000 to 220,000,000 shares.

2. In their discretion, the proxies are
   authorized to vote upon such matters as may properly come before the Special Meeting, or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

Please sign your name exactly as it appears below. In the case of shares owned in joint tenancy or as tenants in common, all should sign. Fiduciaries should indicate their title and authority.

Signature(s) _____________________________________Dated _______________, 2000
-------------------------------------------------------------------------------
                          -  FOLD AND DETACH HERE  -